Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Priveterra Sponsor, LLC

Address of Joint Filer:	c/o Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, Florida 33301

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Priveterra Acquisition Corp [PMGM]

Date of Event Requiring Statement:
(Month/Day/Year):	02/08/2021

Name of Joint Filer:	Robert Palmisano

Address of Joint Filer:	c/o Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, Florida 33301

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Priveterra Acquisition Corp [PMGM]

Date of Event Requiring Statement:
(Month/Day/Year):	02/08/2021

Name of Joint Filer:	Vikram Malik

Address of Joint Filer:	c/o Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, Florida 33301

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (President)

Issuer Name and Ticker or Trading Symbol:	Priveterra Acquisition Corp [PMGM]

Date of Event Requiring Statement:
(Month/Day/Year):	02/08/2021

Name of Joint Filer:	Oleg Grodnensky

Address of Joint Filer:	c/o Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, Florida 33301

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Operating Officer and Chief Financial Officer)

Issuer Name and Ticker or Trading Symbol:	Priveterra Acquisition Corp [PMGM]

Date of Event Requiring Statement:
(Month/Day/Year):	02/08/2021